SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 29, 2003

SI International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50080	52-2127278
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12012 Sunset Hills Road 8th Floor Reston, Virginia		20190
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code:     (703) 234-7000

(Former Name or Former Address, if Changed Since Last Report)

Item 7.                                                             Financial Statements and Exhibits

(c)                                  Exhibits

Exhibit Number	Exhibit

99.1	Investor Relations materials to be issued by SI International, Inc.

Item 9.                                                             Regulation FD Disclosure

SI International, Inc. (the “Company”) intends to maintain and, from to time, issue materials related to the Company (the “Investor Kit Materials”) to its investors or potential investors.  The Company intends to include a copy of the materials attached to this current report on Form 8-K within the Investor Kit Materials.  Such investor relations materials are incorporated by reference into this Item 9 and the foregoing description of such investor relations materials is qualified in its entirety by reference to such exhibit.

The above-referenced statements may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.  Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.  These forward-looking statements involve a number of risks and uncertainties, which are described in SI International, Inc.’s filings with the Securities and Exchange Commission.  These risks and uncertainties include: differences between authorized amounts and amounts received by SI International, Inc. under government contracts; government customers’ failure to exercise options under contracts; changes in federal government (or other applicable) procurement laws, regulations, policies and budgets; and SI International, Inc.’s ability to attract and retain qualified personnel.  The actual results may differ materially from any forward-looking statements due to such risks and uncertainties.  SI International, Inc. undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SI International, Inc.

		By:	/s/ James E. Daniel, III
James E. Daniel, III Vice President, General Counsel and Secretary

Dated:	April 29, 2003

INDEX TO EXHIBITS

Exhibit Number	Exhibit

99.1	Investor Relations materials to be issued by SI International, Inc.